Exhibit 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone: (612) 492-7000

Facsimile: (612) 492-7077

September 19, 2017

Celcuity Inc.
16305 36th Avenue North
Suite 450
Minneapolis, MN 55446

Re:  Registration Statement on Form S-1 – Exhibit 5.1

Ladies and Gentlemen:

This opinion is being furnished to Celcuity Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, the “462(b) Registration Statement”). We have been advised that the 462(b) Registration Statement relates to the Registration Statement on Form S-1 (File No. 333-220128) originally filed with the Commission by the Company on August 23, 2017 (as amended, the “Registration Statement”) under the Act. We have been further advised that the 462(b) Registration Statement relates to the proposed offering of an additional 460,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), to be issued and sold by the Company pursuant to the terms of the Underwriting Agreement (the “Additional Shares”). The Additional Shares are to be sold by the Company in accordance with an Underwriting Agreement to be entered into by and among the Company and Craig-Hallum Capital Group LLC, as the representative of the underwriters named on Schedule I thereto (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the 462(b) Registration Statement; (iii) the form of Underwriting Agreement, (iv) the Certificate of Incorporation of the Company, (v) the Bylaws of the Company, and (vi) certain resolutions of the Board of Directors of the Company pertaining to the issuance by the Company of the Additional Shares.

We have examined and relied upon the information set forth in the Registration Statement and the 462(b) Registration Statement and such other records, agreements, certificates, statements of public officials and officers of the Company, and documents as in each case have been provided to us and we have considered material to the opinions hereinafter set forth. We have not verified the accuracy or completeness of the contents of such information, records, agreements, certificates, statements or documents, and we have not made any independent investigation of any factual matter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. We have examined such matters of law as in our experience we have deemed appropriate in connection with the opinions hereinafter set forth.

In connection herewith, we have assumed that, other than with respect to the Company, at such times as the Additional Shares are issued and sold, all of the documents referred to in this opinion letter will have been duly authorized by, duly executed and delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents will have been duly authorized and all such parties will be duly organized and validly existing and will have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that assuming the due execution and delivery of the Underwriting Agreement by the Company and the underwriters named therein, and the receipt by the Company of all consideration in the manner contemplated by the Underwriting Agreement, the Registration Statement, and the 462(b) Registration Statement, the Additional Shares, when issued as contemplated by the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FREDRIKSON & BYRON, P.A.

/s/ Eric Madson
By: Eric Madson
Its: Vice President